CONSENT TO ACTION WITHOUT MEETING OF

THE BOARD OF DIRECTORS OF INVENTTECH INC.

Pursuant to Section 78.315 of the Nevada Revised Statutes, which authorizes the taking of action by written consent of the Board of Directors without a meeting, the undersigned, being all of the members of the Board of Directors (the “Directors”) of Inventtech Inc., a Nevada corporation (the "Company"), hereby acknowledge the following statements, give their written consent, and take the following actions:

WHEREAS, the Directors believe that it is in the best interests of the Company to dismiss GBH CPAs, PC (“GBH”) as the Company’s independent auditors, effective February 29, 2012 (the “Effective Date” and the “Dismissal”); and

WHEREAS, the Directors believe that it is in the best interest of the Company to appoint Weinberg & Baer LLC, as the Company’s independent auditor for the year ended December 31, 2011, effective as of the Effective Date (the “Appointment”).

NOW THEREFORE BE IT RESOLVED, that the Dismissal and Appointment are hereby confirmed, approved and ratified as of the Effective date, and the officers and the Company’s attorney are to take whatever action necessary to affect and reflect the Dismissal and the Appointment as of the Effective Date; and it is further

RESOLVED, that each officer of the Company be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Company, any and all documents, and to perform any and all acts necessary to affect and reflect the Directors’ approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Company and the Company’s attorney, be and hereby are authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Company; and it is further

RESOLVED, that these minutes may be executed in several counterparts, each of which is an original; that it shall not be necessary in making proof of these minutes or any counterpart hereof to produce or account for any of the other counterparts; that a copy of these minutes signed by one party and faxed or emailed to another shall be deemed to have been executed and delivered as though an original; and that a photocopy or PDF of these minutes shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of Inventtech Inc., do hereby execute this consent effective the ___th day of February 2012.

DIRECTORS:

_________________________

Mohamad Abdel Hadi

Director

__________________________

Eiman Saleh

Director